Exhibit 99.1

FOR IMMEDIATE RELEASE:
Contact: Anu Ahluwalia

(212) 299-2439

NYMEX HOLDINGS, INC., TO DISTRIBUTE SPECIAL DIVIDEND TO SHAREHOLDERS

New York, N.Y., January 11, 2006 -- The board of directors of NYMEX Holdings, Inc., voted to declare and distribute a special dividend of $30 million to stockholders of record as of January 21, 2006.

This is the ninth dividend, and second special dividend, issued by the holding company of the New York Mercantile Exchange, Inc., since the demutualization of the Exchange in November 2000.

Each stockholder will receive $36,764.71 per share of NYMEX Holdings common stock during the week of January 23, 2006.

NYMEX Chairman Mitchell Steinhause said, "This special dividend is possible due to the stellar success NYMEX enjoyed in 2005.  The board of directors and I are pleased to once again provide NYMEX shareholders the opportunity to participate in our growth and success."

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results.  Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements.  In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets.  We assume no obligation to update or supplement our forward-looking statements.